EXHIBIT 99.01

NEWS

VERITAS Software Corporation
350 Ellis Street
Mountain View, CA 94043
(650) 527-8000

For Immediate Release

VERITAS Completes Acquisition of E-mail Archiving Leader KVS

Customers applaud acquisition as VERITAS extends storage software leadership

MOUNTAIN VIEW, Calif. — September 20, 2004 — VERITAS Software Corporation (Nasdaq: VRTS) today announced it has completed the acquisition of KVault Software Limited (KVS), the worldwide leader in e-mail archiving software, in an all-cash transaction valued at approximately US$225 million. Through the acquisition, VERITAS extends its storage software market leadership with industry-leading products to store, manage, backup and archive corporate e-mail and data, enabling organizations to quickly address regulatory compliance while driving down storage management costs.

VERITAS is the industry’s leading provider of software for non-array based storage management and backup and recovery(1). With KVS, VERITAS gains the only provider listed as a leader in analyst firm Gartner’s e-mail archiving Magic Quadrant(2). Gartner projects the e-mail archiving market to grow at a 57 percent compound growth rate through 2007(3).

With the completion of the acquisition, the KVS flagship product Enterprise Vault™ becomes VERITAS Enterprise Vault™, and the KVS team of approximately 200 employees worldwide becomes a stand alone unit under the leadership of current KVS management. As previously announced, VERITAS expects the transaction to be accretive to the company’s earnings within 12 to 18 months.

Customers laud VERITAS-KVS combination Customers worldwide have applauded the VERITAS-KVS combination, specifically calling-out the benefit of having a single provider capable of meeting all of their storage management, backup and archiving requirements. The Florida Department of Health uses Enterprise Vault

Veritas Software

software for e-mail archiving with Backup Exec™ software for data protection to help ensure compliance with state regulations governing access to public records.

“VERITAS software protects more than a thousand of our servers and KVS’ software plays a key role in our e-mail archiving strategy,” said David Taylor, CIO, Florida Department of Health. “From our standpoint, VERITAS’ acquisition of KVS is a good thing because it simplifies our data management strategy by fulfilling all of our archiving and storage needs with a single vendor.”

Sony UK uses Enterprise Vault software to more efficiently manage their rapidly growing Microsoft Exchange environment and VERITAS software for backup and storage management.

“The VERITAS and KVS combination gives us the convenience of working with one company for our electronic records storage, management, backup and archiving needs,” said Max Griffiths, technology strategy consultant at Sony UK. “The addition of KVS’ archiving software suite means VERITAS can now enable us to effectively support our regulatory compliance requirements while driving down our storage management costs.”

About VERITAS Enterprise Vault™

VERITAS Enterprise Vault™ software allows policy-based archiving of business critical information held within Microsoft Exchange, Microsoft Office, SharePoint, and file systems. Archiving infrequently accessed information with Enterprise Vault software enables organizations to more easily manage storage growth in their e-mail environments while reducing associated hardware and management costs. Most importantly, Enterprise Vault archiving and indexing simplifies the process of search and discovery. In the event of a regulatory inquiry, administrators can quickly discover and deliver items of interest in a fully automated fashion, minimizing disruption to the business.

About VERITAS Software

VERITAS Software, one of the 10 largest software companies in the world, is a leading provider of software to enable utility computing. In a utility computing model, IT resources are aligned with business needs, and business applications are delivered with optimal performance and availability on top of shared computing infrastructure, minimizing hardware and labor costs. With

Veritas Software

2003 revenues of $1.75 billion, VERITAS delivers products for data protection, storage & server management, high availability and application performance management that are used by 99 percent of the Fortune 500. More information about VERITAS Software can be found at www.veritas.com.

1.	Gartner: Market Share: Storage Management Software, Worldwide, 2003; April 2004

2.	Gartner: Magic Quadrant for E-Mail Active-Archiving Products, 2003; November 2003

3.	Gartner: Forecast: Storage Management Software, Worldwide, 2001-2008; April, 2004

# # #

Press Contacts:

Marlena Fernandez, Corporate Communications, VERITAS Software
(650) 527-3778, marlena.fernandez@veritas.com

Kelly Schwager, Corporate Communications, VERITAS Software
(650) 527-3438, kelly.schwager@veritas.com

Investor Contact:

Renee Budig, VERITAS Software
(650) 527-4047, renee.budig@veritas.com

This press release includes estimates and forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including forward-looking statements regarding the financial impact of the transaction to the company. These forward-looking statements involve a number of risks and uncertainties, including the; the risk that we will not maintain or increase market acceptance of the products and services of KVS; the risk that we will not successfully integrate acquired technologies into current or future product offerings of the company; the risk that we will not maintain or increase the quality of end-user customer and partnering relationships of KVS; and the risk that we will not successfully integrate KVS into our existing business, that could cause the actual results we achieve to differ materially from such forward-looking statements. For more information regarding potential risks, see the “Factors that May Affect Future Results” section of our most recent report on Form 10-K and Form 10-Q on file with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Copyright (C) 2004 VERITAS Software Corporation. All rights reserved. VERITAS, the VERITAS Logo, Backup Exec, and Enterprise Vault are trademarks or registered trademarks of VERITAS Software Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.